UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2014 (February 25, 2014)

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry Into a Material Definitive Agreement.

On February 25, 2014, Nytis Exploration Company LLC (“Nytis LLC”), a Delaware limited liability company (and subsidiary of the registrant, Carbon Natural Gas Company, a Delaware corporation (“Carbon”)), entered into a Participation Agreement (the “Participation Agreement”) with Liberty Energy LLC, a Massachusetts limited liability company (“Liberty”) that will permit Liberty to participate with Nytis LLC in the drilling and completion of wells on certain of Nytis LLC’s leases located in Kentucky.

Pursuant to the Participation Agreement, Liberty paid to Nytis LLC an initial payment of $1,749,633.20.  Upon the initial payment, Nytis LLC assigned to Liberty a forty percent (40%) working interest in the covered leases.  In addition to the initial payment, Liberty will carry a greater percentage of the costs associated with drilling and completing the initial wells on the covered leases, subject to a maximum cap for any individual well as well as a maximum cap for the first 20 wells in the aggregate.  Nytis LLC has the right to provide additional net mineral acres prior to the later of (a) December 31, 2014 or (b) the date that is nine (9) months after the date that the next well is spud in the covered area and, upon delivery of a maximum amount of additional net mineral acres, Nytis LLC will be entitled to payment of an additional $1,050,000.  Liberty has committed to participate on the basis described above in one (1) well per 1,000 net mineral acres associated with the covered leases, up to a maximum of 20 wells.  Following the drilling of these initial wells, the parties will pay their respective costs on an unpromoted basis.

The Participation Agreement also provides for the reservation by Nytis LLC of an overriding royalty interest with respect to covered leases that include an agreed upon minimum net revenue interest.

Should Liberty decide not to participate in all of the initial wells on the basis described above, it will re-assign the 40% working interest for the properties in which it does not participate and will retain a 40% working interest in the approved spacing units associated with only those wells in which it did so participate.  If Liberty does participate fully in the initial wells then it will have no further re-assignment obligations and will hold its 40% working interest in all of the covered leases and the parties will continue to develop these oil and gas interests on an unpromoted basis pursuant to an industry-standard joint operating agreement.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by or described in this Current Report, our potential business, financial condition, results of operations, strategies or prospects.  You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Current Report. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald, CEO
Dated: February 26, 2014